EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in the Form 8-K/A of Biolase Technology, Inc. of our report dated July 25, 2003 on the financial statements of the American Dental Laser division of American Medical Technologies, Inc. appearing in the Form.

/s/    HEIN + ASSOCIATES LLP

Houston, Texas

September 25, 2003